Exhibit 99.1

FOR IMMEDIATE RELEASE

STRATUS SERVICES GROUP, INC. ANNOUNCES
RELOCATION OF CORPORATE HEADQUARTERS

Manalapan, New Jersey - August 30, 2006 - Stratus Services Group, Inc. (OTC Bulletin Board: SSVG.OB), (the “Company” or “Stratus”), a leading provider of technology staffing and technology productivity consulting announced today that it will relocate its corporate headquarters to the Shrewsbury, New Jersey offices of its fifty percent (50%) owned joint venture, Stratus Technology Services, LLC. The move is expected to be completed early next month.

“The move, which will consolidate our management resources into a single location, is part of our ongoing commitment to optimize our resources” commented Joseph J. Raymond, Chief Executive Officer.

About Stratus Services Group, Inc.

Stratus provides a broad range of information technology staffing and project consulting through its joint venture with Stratus Technology Services, LLC.

The statements which are not historical facts contained in this press release are forward-looking statements that involve certain known and unknown risks and uncertainties, including but not limited to, changes in the market for Internet or distribution services, regulatory and technological changes, economic factors, increased competition, foreign currency devaluation, foreign market risk, and the nature of supplier of customer arrangements which become available to the Company in the future. The Company's actual results may differ materially from the results discussed in or implied by any forward-looking statement. The words intend, expect, should, project, anticipate, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made.

CONTACT:	STRATUS SERVICES GROUP, INC.	VALUE CAPITAL PARTNERS
	Michael A. Maltzman, Executive VP & CFO (732) 866-0300 - Fax (732) 866-6676	Charles Cocuzza or Mike Santini (480) 951-3402